Prudential 20/20 Focus Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					March 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                  Re: Prudential 20/20 Focus Fund (the Fund)
                                     File No. 811-08587


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Annual Report on Form N-SAR for Prudential 20/20 Focus Fund for the fiscal year ended January 31, 2003, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                            Very truly yours,



                                                           /s/ Maria G. Master
                                                             Maria G. Master
                                                              Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of March 2003.







Prudential 20/20 Focus Fund





Witness: /s/ Maria G. Master			By: /s/ Grace C. Torres
            Maria G. Master	  	      		       Grace C.
Torres
            Secretary		      		               Treasurer





























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